Exhibit 1

EXECUTION VERSION

Seneca Foods Corporation

Class A Common Stock

UNDERWRITING AGREEMENT

dated July 15, 2009

Merrill Lynch, Pierce, Fenner & Smith, Inc.

Piper Jaffray & Co.

Underwriting Agreement

July 15, 2009
MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.
PIPER JAFFRAY & CO.
c/o Merrill Lynch, Pierce, Fenner & Smith, Inc.
One Bryant Park
New York, NY 10036

     As Representatives of the several Underwriters

Ladies and Gentlemen:

           Introductory.  The shareholders of Seneca Foods Corporation, a New York corporation (the “Company”), named in Schedule B (collectively, the “Selling Shareholders”) severally propose to sell to the underwriters named in Schedule A (the “Underwriters”) an aggregate of 3,266,376 shares (the “Firm Shares”) of Class A Common Stock, par value $0.25 per share (the “Common Stock”), of the Company.  In addition, the Selling Shareholders have severally granted to the Underwriters an option to purchase up to an additional 489,956 shares (the “Optional Shares”) of Common Stock, as provided in Section 2, with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in Schedule B.  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares”.  Merrill Lynch, Pierce, Fenner & Smith, Inc. (“ML”) and Piper Jaffray & Co. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1.  Representations and Warranties of the Company.

           A.  The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:

(a)  Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-160358), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the final prospectus supplement is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Shares that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

           (b)  Compliance with Registration and Exchange Act Requirements.  The Registration Statement has been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

           Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through ML expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)  Disclosure Package.  The term “Disclosure Package” shall mean (i) the Base Prospectus, as amended or supplemented, including any preliminary prospectus supplement, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) Schedule D hereto, which indicates the number of Shares being sold and the price at which the Shares will be sold to the public.  As of 6:00 p.m. (New York time) on the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through ML and by any Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter and any Selling Shareholder consists of the information described as such in Section 8 hereof.

(d)  Company Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(e)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies ML as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify ML and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through ML and by any Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter and Selling Shareholder consists of the information described as such in Section 8 hereof.

(f)  Accuracy of Statements in Prospectus.  The statements in the Disclosure Package and the Prospectus under the headings “Material U.S. Federal Tax Considerations for Non-United States Holders of Class A Common Stock”, “Business – Intellectual Property”, “Business – Environmental Protection” and “Legal Proceedings”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

           (g)  Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by ML or included in Schedule C hereto or the Registration Statement.

           (h)  The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(i) No Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law, the laws of any state, or any political subdivision thereof, or any other U.S. or non-U.S. governmental authority required to be paid in connection with the execution and delivery of this Agreement.

(j)  No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

           (k)  No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

           (l) Independent Accountants.  BDO Seidman, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act.
           (m) Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement.  The financial data set forth in the preliminary prospectus and the Prospectus under the captions “Prospectus Supplement Summary—Summary Consolidated Financial Information,” “Summary of Operations and Financial Condition” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Disclosure Package and the Prospectus.

           (n) Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company and its Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate or limited liability company, as the case may be, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”).  All of the issued and outstanding capital stock or other ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed in the Disclosure Package and the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  The Company does not own or control, directly or indirectly, any corporation, association, or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

           (o) Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be).  The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.  All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by the Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Disclosure Package and the Prospectus.  The description of the Company’s stock plans or arrangements, and the rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements and rights.

(p) Listing.  The Shares have been approved for listing on the Nasdaq Stock Market, Inc. subject only to official notice of issuance.

           (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound (including, without limitation, the Company’s Amended and Restated Revolving Credit Agreement, dated as of August 18, 2006, by and among the Company, Signature Fruit Company, LLC (now known as Seneca Foods, LLC) and Seneca Snack Company, as borrowers, Bank of America, N.A., as administrative agent, collateral agent and issuing bank, General Electric Capital Corporation, as syndication agent, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., New York Branch, as documentation agent, and the lenders listed on Schedule I thereto, as amended by a First Amendment Agreement, dated as of November 30, 2006, and a Second Amendment Agreement, dated as of April 28, 2008, and the Company’s 8% Secured Nonrecourse Subordinated Promissory Note issued by the Company to The Pillsbury Company dated February 1, 1995), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court applicable to the Company or any of its subsidiaries, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clause (ii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having  jurisdiction over the Company or any of its subsidiaries or any of its or their properties.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

           (r) No Material Actions or Proceedings.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries, (i) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (ii) relating to environmental or discrimination matters, where in either such case, (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, or any officer or director of, or property owned or leased by, the Company or any of its subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

           (s) Labor Matters.  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company after due inquiry, is threatened or imminent, and the Company is not aware of any existing, or, to the best knowledge of the Company after due inquiry, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(t) Intellectual Property Rights.  The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted.  Except as set forth in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the Company’s best knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) to the Company’s best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(u) All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

           (v) Title to Properties.  The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(l) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

           (w) Tax Law Compliance.  The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings.  The Company has made appropriate provisions in the applicable financial statements referred to in Section 1 (A)(l) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

           (x) Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).  The Company is not an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y)  Compliance with Reporting Requirements.  The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(z) Insurance.  The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism or terrorism and other risks customarily insured against.  All policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(aa)  No Restrictions on Dividends or Other Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(bb) No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Stock Market, Inc. in accordance with Regulation M under the Exchange Act.

           (cc) Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(dd) Internal Controls and Procedures.  The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) No Material Weakness in Internal Controls.  Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff) Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 15d-15 under the Exchange Act.

(gg) Earnings Statement.  The Company agrees with each of the Underwriters to make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

(ii)  No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(jj)  No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)  No Conflict with OFAC Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)  Compliance with Environmental Laws.   Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or, to the best knowledge of the Company after due inquiry, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(mm)  Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(nn)  ERISA Compliance.  None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year other than as disclosed in Note 8, “Retirement Plans,” to the Company’s consolidated financial statements that are incorporated by reference into its annual report on Form 10-K for the year ended March 31, 2009, filed with the Commission on June 12, 2009; (ii) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(oo)  Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(pp)  No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families, except as disclosed in the Disclosure Package and the Prospectus.

(qq)  Sarbanes-Oxley Compliance.  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

           (rr)  Subsidiaries.  The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”).

(ss)  Lending Relationship.  Except as disclosed in the Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(tt)  Statistical and Market Related Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)  Immunity from Jurisdiction.  Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York and the United States.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

B. Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder severally and not jointly represents, warrants and covenants to each Underwriter as follows:

(a)  The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)  The Custody Agreement and Power of Attorney.  In the case of Selling Shareholders party to the Custody Agreement (defined below), certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholders hereunder or representing Shares of the Company’s capital stock convertible into such Shares have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Shareholders to National City Bank, as custodian (the “Custodian”), and in the case of Selling Shareholders party to the Power of Attorney (as defined below), such Selling Shareholders have duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated on the signature page hereof, and each of them, as such Selling Shareholders’ attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholders, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholders hereunder and otherwise to act on behalf of such Selling Shareholders in connection with the transactions contemplated by this Agreement and the Custody Agreement.  Each of the (i) Custody Agreement signed by such Selling Shareholders and the Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholders and (ii) the Power of Attorney of such Selling Shareholders has been duly authorized, executed and delivered by such Selling Shareholders.

(c)  Obligations of the Selling Shareholder.  The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(d)  Title to Shares to be Sold.

(i) To the extent that the Shares of any Selling Shareholder are held through the facilities of DTC, such Selling Shareholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the Uniform Commercial Code (“UCC”) to, and has good and valid beneficial ownership of, the Shares maintained in a securities account on the books of the Custodian, or, in the case of Laura Marks, in a securities account on the books of Maxim Group, LLC, free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that the Underwriters acquire their interest in the Shares they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of such Shares to the securities account of such Underwriters maintained with DTC and payment therefor by such Underwriters, as provided herein, such Underwriters will have acquired a security entitlement to such Shares, and no action based on any adverse claim may be asserted against such Underwriters with respect to such security entitlement.

(ii) To the extent that the Shares of any Selling Shareholder are held in certificated form, such Selling Shareholder is the record and beneficial owner of the Shares free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim and has duly endorsed such securities in blank, and assuming that each Underwriter acquires its interest in the securities it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased securities delivered on the date hereof to DTC by making payment therefor, as provided herein, and that has had such securities credited to the securities account or accounts of such Underwriter maintained with DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such securities purchased by such Underwriter, and no action based on an adverse claim, may be asserted against such Underwriter with respect to such securities.

(e)  Conversions.  To the extent applicable, the Selling Shareholders have executed and delivered a notice of election to the Company under the Certificate of Incorporation of the Company to cause the conversion of the shares of Class B Common Stock, par value $0.25 per share, or convertible participating preferred stock, par value $0.25 per share (the “Preferred Stock”), (either directly or through the Custodian) into Shares.

(f)  All Authorizations Obtained.  Such Selling Shareholder has the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(g)  Delivery of the Shares to be Sold.  Delivery of the Shares which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

(h)  Non-Contravention; No Further Authorizations or Approvals Required.  The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney (i) will not result in any Default under, or require the consent of any other party to, the charter or by-laws or other organizational documents of such Selling Shareholder, (ii) will not conflict with or constitute a breach of, or Default under, any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit and (iii) will not result in any violation of any statute, law, regulation, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Shareholder or its properties, except in the case of clauses (ii) and (iii) as would not individually or in the aggregate be reasonably expected to impair in any material respect the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement, the Power of Attorney or the Custody Agreement.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA.

(i)  No Registration or Other Similar Rights.  Except as provided by the Registration Rights Agreement dated as of June 22, 1998 and amended as of June 8, 2009 (the “Registration Rights Agreement”) among the Company and certain of its shareholders named therein, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(j)  No Further Consents, etc.  Except for the (i) exercise by the Selling Shareholders of certain registration rights pursuant to the Registration Rights Agreement (which registration rights have been duly exercised pursuant thereto) or as otherwise provided in the Registration Rights Agreement, (ii) conversion by the Selling Shareholders of the Class B Common Stock and the Preferred Stock into Shares, and (iii) consent of such Selling Shareholder to the respective number of Shares to be sold by all of the Selling Shareholders pursuant to this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

(k)  Disclosure Made by Such Selling Shareholder in the Prospectus.  All information furnished by or on behalf of such Selling Shareholder to the Company in writing expressly for use in the Registration Statement, the Prospectus or any free writing prospectus as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”) or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, (it being understood and agreed that the only information furnished on behalf of any Selling Shareholder is the information described in Section 8(b) below) is, as of the Applicable Time, and on the Closing Date and any Subsequent Closing Date will be, true, correct and complete in all material respects, and as of the Applicable Time does not, and on the Closing Date and any Subsequent Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading  (in the case of the Prospectus, or any Free Writing Prospectus or prospectus supplement, in the light of the circumstances under which they were made).  In addition, such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder’s name in the Disclosure Package and the Prospectus under the caption “Principal and Selling Shareholders” (both prior to and after giving effect to the sale of the Shares).

 (l)  No Price Stabilization or Manipulation.  Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

 (m)  No Inside Information.  In the case of Carl Marks Management Company, LP and Mr. Andrew Boas, the sale of the Shares by such Selling Shareholders pursuant hereto is not prompted by any material non-public information concerning the Company which is not set forth or incorporated by reference in the Prospectus or any supplement thereto.

(n)  No Free Writing Prospectuses.  Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Securities.

Any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

Section 2.  Purchase, Sale and Delivery of the Shares.

(a)  The Firm Shares.  The Selling Shareholders agree to sell to the several Underwriters the Firm Shares upon the terms set forth herein, with each Selling Shareholder selling the number of Firm Shares set forth opposite such Selling Shareholder’s name on Schedule B.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Shareholders the respective number of Firm Shares set forth opposite their names on Schedule A.  The purchase price per Firm Share to be paid by the several Underwriters to the Selling Shareholders shall be $20.68 per share.

(b)  The Closing Date.  Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006 (or such other place as may be agreed to by the Company and ML) at 9:00 a.m., New York time, on July 21, 2009 or such other time and date not later than 1:30 p.m. New York time, on August 4, 2009, as ML shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c)  The Optional Shares; the Subsequent Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 489,956 Optional Shares from the Selling Shareholders at the same price as the purchase price per share to be paid by the Underwriters for the Firm Shares.  The option granted hereunder may be exercised at any time and from time to time upon notice by ML to the Selling Shareholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares).  Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by ML and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.  If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as ML may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Shareholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as ML may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Selling Shareholder bears to the total number of Optional Shares.

(d)  Public Offering of the Shares.  The Representatives hereby advise the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as ML, in its sole judgment, has determined is advisable and practicable.

(e)  Payment for the Shares.  Payment for the Shares to be sold by the Selling Shareholders shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase.  ML, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Shareholder hereby agrees that  it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder’s obligations hereunder.

(f)  Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless ML shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g)  Delivery of Prospectus to the Underwriters.  Not later than 3:00 p.m. on the first business day in New York City following the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as ML shall request.

Section 3.  Covenants.

A.  Covenants of the Company.  The Company covenants and agrees with each Underwriter as follows:

(a)  ML’s Review of Proposed Amendments and Supplements.  During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), subject to Section 3(A)(e), the Company shall furnish to ML for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which ML reasonably objects.

(b)  Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise ML in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(A)(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) under the Securities Act were received in a timely manner by the Commission.

(c)  Exchange Act Compliance.  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)  Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of ML it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify ML of any such event or condition and (ii) promptly prepare (subject to Sections 3(A)(a) and 3(A)(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)  Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of ML, it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of ML hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto and any electronic road show.  Any such free writing prospectus consented to by ML is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)  Copies of any Amendments and Supplements to the Prospectus.  The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(g)  Copies of the Registration Statement and the Prospectus.  The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(h)  Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)  Transfer Agent.  The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(j)  Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2010 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k)  Periodic Reporting Obligations.  During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq Stock Market, Inc. all reports and documents required to be filed under the Exchange Act.

(l)  Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Stock Market, Inc.

(m)  Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of ML (which consent may be withheld at the sole discretion of ML), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock pursuant to any stock plan or arrangement disclosed in the Disclosure Package and the Prospectus.

(n)  Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(o)  Future Reports to Shareholders.  To furnish to its shareholders within the required timeframe of the Commission after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, within the required timeframe of the Commission after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(p)  Future Reports to the Representatives.  During the period of five years hereafter the Company will furnish to the Representatives at One Bryant Park, New York, NY 10036, Attention: Syndicate Department (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that the Company shall not be required to comply with clauses (i), (ii) and (iii) of this Section 3(A)(p) so long as the reports and documents referred to therein are otherwise publicly available from the Commission’s website.

(q)  No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(r)  Existing Lock-Up Agreement.  The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

B.  Covenants of the Selling Shareholders.  Each Selling Shareholder severally and not jointly further covenants and agrees with each Underwriter:

(a)  Agreement Not to Offer or Sell Additional Shares.  Such Selling Shareholder will not, without the prior written consent of ML (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of) any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Selling Shareholder (collectively, “Securities”), or publicly announce such Selling Shareholder’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the public offering date set forth on the Prospectus (the “Lock-Up Period”).  In addition, such Selling Shareholder agrees that, without the prior written consent of ML, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (i) the Shares to be sold by the Selling Shareholders hereunder, (ii) transfers to partners or members of the Selling Shareholders, as applicable, or to the estates of any such partners or members, to majority-owned subsidiaries of the Selling Shareholders, to holders of securities possessing at least 50% of the Selling Shareholders’ outstanding voting power or to entities under common control with the Selling Shareholders, (iii) the transfer of any or all of the Shares of Common Stock owned by such Selling Shareholder, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of such Selling Shareholder or to a trust the beneficiaries of which are exclusively such Selling Shareholder and/or a member or members of his or her immediate family (for purposes of this Section 3B(a), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or (iv) any bona fide gifts to any charitable organization; provided, however, that in any such case it shall be a pre-condition to such transfer that (a) the transferee or donee executes and delivers to ML a lock-up agreement in form and substance satisfactory to ML, (b) no filing by any party (transferor, transferee, donor or donee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D A or 13G A) made after the expiration of the Lock-Up Period), (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition and (d) such Selling Shareholder shall notify ML at least three business days prior to the proposed transfer or disposition. As used herein, “control” means having, directly or indirectly, the power to elect or appoint a majority of the board of directors or managing members of the person or entity or to direct or cause the direction of the management or policies of a person or entity, whether by holding voting securities, by contract or otherwise.

(b)  Delivery of Forms W-8 and W-9.  To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

(c)  Notification of Material Changes.  During the Prospectus Delivery Period, such Selling Shareholder will advise ML promptly, and if requested by ML, will confirm such advice in writing, of (i) any Material Adverse Change known to such Selling Shareholder and not otherwise disclosed in the Disclosure Package, (ii) any material change in information in the Registration Statement, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Shareholder that is not otherwise disclosed in the Disclosure Package.

(d)  No Free Writing Prospectuses.  Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and agrees that it will not distribute any written materials in connection with the offer or sale of the Securities.

ML, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.  Notwithstanding the foregoing, ML, for the benefit of each of the other Representatives, agrees not to consent to any action proposed to be taken by the Company, any Selling Shareholder or any other holder of the Company’s securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Shareholder or any such other security holder with the provisions of, Section 3(A)(n) or 3(B)(a) above or any lock-up agreement delivered pursuant to Section 5(k) below without giving each of the other Representatives at least 17 days prior notice (or such shorter notice as each of the other Representatives may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) of FINRA restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

Section 4.  Payment of Expenses.  The Selling Shareholders, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all reasonable fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Shares on the Nasdaq Stock Market, Inc., (ix) the expenses of the Company, the Selling Shareholders and the Underwriters in connection with the marketing and offering of the Shares, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.  Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Shareholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of the Selling Shareholders’ obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholders, including the fees and expenses of Weil, Gotshal & Manges LLP (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand, or agreement among Selling Shareholders.

Section 5.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Section Sections 1(A) and 1(B), respectively, hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from BDO Seidman, LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.

(b)  Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i)  the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B under the Securities Act, and such post-effective amendment shall have become effective;

(ii)  all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act;

(iii)  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iv)  FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)  No Material Adverse or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i)  in the judgment of ML there shall not have occurred any Material Adverse Change;

(ii)  there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of ML, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus.

(iii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)  Opinion of Counsel for the Company.  On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Jaeckle Fleischmann & Mugel, LLP, counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, the form of which is attached as Exhibit B.

(e)  Opinion of Counsel for the Underwriters.  On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated as of such Closing Date or Subsequent Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f)  Officers’ Certificate.  On the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date or Subsequent Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (b) of this Section 5, and further to the effect that:

(i)  for the period from and after the date of this Agreement and prior to such Closing Date or Subsequent Closing Date, there has not occurred any Material Adverse Change;

(ii)  the representations and warranties of the Company set forth in Section 1(A) of this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date; and

(iii)  the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.

(g)  Bring-down Comfort Letter.  On the Closing Date and any Subsequent Closing Date, the Representatives shall have received from BDO Seidman, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date or Subsequent Closing Date.

(h)  Opinion of Counsel for the Selling Shareholders.  On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Weil, Gotshal & Manges, LLP, counsel for the Selling Shareholders dated as of such Closing Date or Subsequent Closing Date, the form of which is attached as Exhibit C.

(i)  Selling Shareholders’ Certificate.  On the Closing Date and any Subsequent Closing Date, the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Shareholder, dated as of such Closing Date or Subsequent Closing Date, to the effect that:

(i)  the signer of such certificate have carefully examined the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, and that the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made by such Selling Shareholder on and as of such Closing Date or Subsequent Closing Date; and

(ii)  such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(j)  Selling Shareholders’ Documents. On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Representatives may reasonably request.

(k)  Lock-Up Agreement from Certain Securityholders of the Company.  On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from each of the Company’s directors and executive officers, and such agreement shall be in full force and effect on the Closing Date and any Subsequent Closing Date.

(l)  Listing of Shares.  The Shares shall have been listed and admitted and authorized for trading on the Nasdaq Stock Market, Inc., and satisfactory evidence of such actions shall have been provided to the Representatives.

(m)  Additional Documents.  On or before the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by ML by notice to the Company and the Selling Shareholders at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 14 shall at all times be effective and shall survive such termination.

Section 6.  Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated pursuant to Section 5, Section 7, Section 11 or Section 19, or if the sale to the Underwriters of the Shares on the Closing Date or on any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Selling Shareholders agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.  Effectiveness of this Agreement.  This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company or the Selling Shareholders.

Section 8.  Indemnification.

(a)  Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by ML) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by any Underwriter through ML or by any Selling Shareholder expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof and the only such information furnished by any Selling Shareholder consists of the information described as such in Section 8(b) hereof.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)  Indemnification of the Underwriters by the Selling Shareholders.  The Selling Shareholders severally and not jointly agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, or any amendments thereto, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished by the Selling Shareholders for use therein; and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by ML) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Underwriters and each of the Selling Shareholders hereby acknowledges that  the only information that the Selling Shareholders have furnished expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, is the name of such Selling Shareholder, the address of such Selling Shareholder, the other information about such Selling Shareholder and the number of shares of capital stock of the Company beneficially owned by such Selling Shareholder and the number of Shares to be sold by such Selling Shareholder set forth in the Disclosure Package and the Prospectus under the captions “Selling Shareholders” and “The Selling Shareholders”. the liability of each Selling Shareholder under this Section 8(b) shall be limited to the amount of proceeds received by such Selling Shareholder in connection with the sale of the Shares under this Agreement.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Shareholders may otherwise have.

(c)  Indemnification of the Company, its Directors and Officers and the Selling Shareholders by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by ML expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company and each of the Selling Shareholders, hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Shareholders expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show are the statements set forth in the table in the first paragraph and as the paragraphs entitled “Price Stabilization, Short Positions”, “Passive Market Making” and “Electronic Offer, Sale and Distribution of Shares” under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by ML in the case of Section 8(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e)  Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9.  Contribution.  If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the untrue statements or omissions or alleged untrue statements or alleged omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover.  The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

Section 10.  Default of One or More of the Several Underwriters.  If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by ML with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to ML and the Selling Shareholders for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.  In any such case either ML or the Selling Shareholders shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11.  Termination of this Agreement.  Prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, this Agreement may be terminated by ML by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, Inc. or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or FINRA or on either such stock exchange; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of ML is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company or the Selling Shareholders.

Section 12.  No Advisory or Fiduciary Responsibility.  Each of the Company and the Selling Shareholders acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Shareholders or their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13.  Research Analyst Independence. The Company and the Selling Shareholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advise communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions.  The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 14.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, any Selling Shareholder or any person controlling such Selling Shareholder, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 15.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to ML or to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith, Inc.
One Bryant Park
New York, NY 10036
Facsimile:  (646) 855-5352
Attention:  Syndicate Department

with a copy to:

Merrill Lynch, Pierce, Fenner & Smith, Inc.
One Bryant Park
New York, NY 10036
Facsimile:  (212) 230-8730
Attention:  ECM Legal

If to the Company:

Seneca Foods Corporation
3736 South Main Street
Marion, NY 14505
Facsimile: (315) 926-8300
Attention: General Counsel

with a copy to:

Jaeckle Fleishmann & Mugel, LLP
12 Fountain Plaza
Buffalo, NY 14202
Facsimile:  (716) 856 0432
Attention:  Michael C. Donlon

If to the Selling Shareholders:

Carl Marks Management Company LLC
900 Third Avenue
New York, NY 10022
Facsimile: (203) 226-2302
Attention: Andrew M. Boas

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Facsimile: 212-310-8007
Attention: Alexander D. Lynch

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.  Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Selling Shareholders, (iii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act , and (iv) the respective successors and assigns of any of the above, all as and to the extent  provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

Section 17.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a)  Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan  (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.  Failure of One or More of the Selling Shareholders to Sell and Deliver Shares.  If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Shareholders at the Closing Date or any Subsequent Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from ML to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Shareholders, or (ii) purchase the shares which the Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof.  If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the Closing Date or any Subsequent Closing Date, then the Underwriters shall have the right, by written notice from ML to the Company and the Selling Shareholders, to postpone the Closing Date or such Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 20.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

 Very truly yours,

 Seneca Foods Corporation

By:	/s/Kraig H. Kayser

Name:Kraig H. Kayser
  Title:President and Chief Executive Officer

 Carl Marks Strategic Investments, L.P.

By: Carl Marks Management Company, L.P., as General Partner

By:	/s/Andrew M. Boas

Name: Andrew M. Boas
Title: General Partner

 Carl Marks Strategic Investments III, L.P.

By: Carl Marks Management Company, L.P., as General Partner

By:	/s/Andrew M. Boas

Name: Andrew M. Boas
Title: General Partner

By:	/s/James F. Wilson

Name: James F. Wilson
Title: Attorney-In-Fact

As Attorney-In-Fact acting on behalf of the following Selling Shareholders:

Nancy Marks 2003-GRAT
Nancy Marks 2009 CMS-GRAT
Nancy Marks
Marjorie Boas
Carolyn Marks
Mark Claster
Susan Claster
Andrew Boas
Carol Boas
Linda Katz
Constance Marks
Laura Katz
James Miller
Richard Boas

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.

PIPER JAFFRAY & CO.

Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

Merrill Lynch, Pierce, Fenner & Smith, Inc.

By:	/s/Daniel P. Cummings
Daniel P. Cummings

Managing Director

Piper Jaffray & Co.

By:	/s/Joel Schneider

Joel Schneider
Managing Director

SCHEDULE A
Underwriters	Number of Firm Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith, Inc.	2,123,144
Piper Jaffray & Co.	1,143,232
Total	3,266,376

SCHEDULE B

Names and Addresses of Selling Shareholders		Shares to be Sold
	Shares to be Sold	Shares to be Sold Pursuant to Over-allotment Option
Carl Marks Strategic Investments, L.P. c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	2,325,736	−
Carl Marks Strategic Investments III, L.P. c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	30,000	−
Andrew M. Boas c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	88,348	19,602
James F. Miller c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	818	182
Nancy Marks c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	170,163	325,661
Nancy Marks 2009 CMS-GRAT c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	224,496	49,808
Nancy Marks 2003- GRAT c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	212,786	47,214
Carolyn Marks c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	22,834	5,066
Mark and Susan Claster c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	88,348	19,602
Marjorie Boas c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	40,921	9,079
Linda Katz c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	22,915	5,085
Constance Marks c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	23,734	5,266
Laura Katz c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	1,636	364
Richard Boas c/o Carl Marks Management Company, L.P. 900 Third Avenue, New York, NY 10022	13,641	3,027

SCHEDULE C

1.	Free Writing Prospectus, dated July 15, 2009.

SCHEDULE D

Per Share Public Offering Price	$22.00
Firm Shares	3,266,376